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Exhibit 23




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-63561, 2-69122, 2-77321, 2-90023, 2-95495, 33-2502, 33-4067,
33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-43128, 33-46520, 33-46521,
33-60696, 33-60642, 33-61427, 33-64849, 333-04771, 333-04819, 333-04821 and
333-08493) and the Registration Statements (Form S-3 Nos. 333-17651, 333-08505 and 333-08509) of Analog Devices, Inc. of our report dated December 3, 1996, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included in this Annual Report (Form 10-K) for the year ended November 2, 1996.


                                             ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 1997